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                                             EXHIBIT 21

                            LIST OF SUBSIDIARIES OF SPARTAN STORES, INC.
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     1.   UNITED WHOLESALE GROCERY COMPANY

          Jurisdiction of Incorporation:               Michigan
          Names under which business is conducted:     United Wholesale Grocery Company

     2.   L & L/JIROCH DISTRIBUTING COMPANY

          Jurisdiction of Incorporation:               Michigan
          Names under which business is conducted:     L & L/Jiroch Distributing Company
                                                       Thrifty Leasing Company

     3.   SHIELD INSURANCE SERVICES, INC.  (Formerly Shield Insurance Agency, Inc.)

          Jurisdiction of Incorporation:               Michigan
          Names under which business is conducted:     Shield Insurance Services, Inc.

          Shield Insurance Services, Inc. also has a wholly owned subsidiary, Shield Benefit
          Administrators, Inc., which is incorporated in Michigan.

     4.   SPARTAN INSURANCE COMPANY LTD.

          Jurisdiction of Incorporation:               Bermuda
          Names under which business is conducted:     Spartan Insurance Company Ltd.

     5.   VALULAND, INC.

          Jurisdiction of Incorporation:               Michigan
          Names under which business is conducted:     Valuland, Inc.
                                                       Glen's Markets
                                                       Ashcraft's Markets

          Valuland, Inc. also has three wholly owned subsidiaries as follows, each of which conducts business under its official name:

          a.   Jurisdiction of Incorporation:          Michigan
               Name:                                   Family Fare, Inc.

          b.   Jurisdiction of Incorporation:          Michigan
               Name:                                   Family Fare Management Services, Inc.

          c.   Jurisdiction of Incorporation:          Michigan
               Name:                                   Family Fare Trucking, Inc.


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          Furthermore, Valuland, Inc. has a 65% interest in MDP, L.L.C., a Michigan limited liability company.

     6.   MARKET DEVELOPMENT CORPORATION

          Jurisdiction of Incorporation:               Michigan
          Names under which business is conducted:     Market Development Corporation

     7.   J.F. WALKER COMPANY, INC.

          Jurisdiction of Incorporation:               Michigan
          Names under which business is conducted:     J. F. Walker Company, Inc.
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